UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2014

SONORA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
(Address of principal executive office)
1-877-513-7873
(Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Majestic Silver Corp. (“First Majestic”), AG:NYSE, an existing shareholder, loaned the Company US$100,000 pursuant to a Loan Agreement and Promissory Note and dated February 5, 2014.  The Company agreed to pay interest at a rate of 9% per annum when the Promissory Note is repaid.

The above description is intended only as a summary of the Loan Agreement and Promissory Note with First Majestic dated February 5, 2014.  The above agreement is filed as Exhibit 10.1 and is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Loan Agreement and Promissory Note dated February 5, 2014 by and between Sonora Resources Corp. and First Majestic Silver Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

February 10, 2014	By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
Chief Executive Officer